Exhibit 5.1

December 6, 2019

Broadmark Realty Capital Inc.
1420 Fifth Avenue, Suite 2000
Seattle, Washington 98101

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We have served as Maryland counsel to Broadmark Realty Capital Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of (a) the resale from time to time of 11,359,802 shares (the “Selling Stockholder Shares”) of common stock, $0.001 par value per share (the “Common Stock”), of the Company, consisting of (i) 7,174,613 Selling Stockholder Shares that are currently issued and outstanding (the “Outstanding Shares”), (ii) 1,793,653 Selling Stockholder Shares (the “Selling Stockholder Warrant Shares”) issuable upon the exercise of 7,174,613 warrants (the “Selling Stockholder Warrants”) to purchase one-fourth of one share of Common Stock and (iii) 2,391,536 Selling Stockholder Shares (the “PIPE Shares”) that may be issued pursuant to the exercise of the option under the PIPE Agreements (as defined below), (b) the resale from time to time of the Selling Stockholder Warrants and (c) the issuance of up to 13,811,676 shares of Common Stock (the “General Warrant Shares” and, together with the Selling Stockholder Shares, the “Shares”) consisting of (i) 8,625,000 General Warrant Shares (the “8,625,000 Warrant Shares”) issuable upon the exercise of 34,500,000 warrants (the “8,625,000 Warrants”) to purchase one-fourth of one share of Common Stock and (ii) 5,186,676 General Warrant Shares (the “5,186,676 Warrant Shares” and, together with the Selling Stockholder Warrant Shares and the 8,625,000 Warrant Shares, the “Warrant Shares”) issuable upon the exercise of 5,186,676 warrants (the “5,186,676 Warrants” and, together with the 8,625,000 Warrants, the “General Warrants” and the General Warrants, together with the Selling Stockholder Warrants, the “Warrants”) to purchase one share of Common Stock.  The Shares are covered by the above-referenced Registration Statement (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), on or about the date hereof.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (herein collectively referred to as the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

4.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

5.          Certain subscription agreements by and between the Company and entities affiliated with Farallon Capital Management, L.L.C. (the “PIPE Agreements”);

Broadmark Realty Capital Inc.
December 6, 2019

6.          Resolutions (the “Resolutions”) adopted by the Board of Directors of the Company relating to, among other matters, (i) the approval of the PIPE Agreements and the issuance of the PIPE Shares pursuant thereto; (ii) the issuance of the Outstanding Shares; (iii) the issuance of the Warrant Shares upon the exercise of the applicable Warrant underlying such Warrant Shares and (iv) the issuance of the Selling Stockholder Warrants, certified as of the date hereof by an officer of the Company;

7.          A certificate executed by an officer of the Company, dated as of the date hereof; and

8.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Broadmark Realty Capital Inc.
December 6, 2019

5.          Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter.  We note that, as of the date hereof, there are more than 350,000,000 shares of Common Stock available for issuance under the Charter.

6.          The Outstanding Shares have not been, and the Shares other than the Outstanding Shares will not be, issued in violation of any restriction or limitation contained in the Charter.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          The issuance of the Outstanding Shares has been duly authorized and the Outstanding Shares are validly issued, fully paid and nonassessable.

3.          The issuance of the Selling Stockholder Warrants has been duly authorized.

4.          The issuance of the PIPE Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the PIPE Agreements and the Registration Statement, the PIPE Shares will be validly issued, fully paid and nonassessable.

5.          The issuance of the Warrant Shares has been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the applicable Warrants and the Registration Statement, the Warrant Shares will be validly issued, fully paid and nonassessable.

Broadmark Realty Capital Inc.
December 6, 2019

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning federal law or any other jurisdiction.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP